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                                                                    EXHIBIT 99.2

(PSI LOGO)


CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700


          PSYCHIATRIC SOLUTIONS ACQUIRES 109-BED ALLIANCE HEALTH CENTER

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                     ESTABLISHES EARNINGS GUIDANCE FOR 2004

FRANKLIN, Tenn. (November 3, 2003) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq: PSYS) today announced that it has acquired Alliance Health Center ("AHC") located in Meridian, Mississippi. AHC is a licensed acute care hospital with 109 beds that provides psychiatric care for children, adolescents and adults. In addition, a 60-bed residential treatment center is under construction and is scheduled to open during the third quarter of 2004. AHC produced revenues of approximately $12.0 million for the 12-month period ended September 30, 2003.

         Joey Jacobs, PSI's Chairman, President and Chief Executive Officer, remarked, "We are very pleased to announce our acquisition of AHC, which will bring Psychiatric Solutions a facility with a skilled and experienced health care team and a reputation for high quality care. Consistent with our earlier acquisitions, we expect this transaction to be accretive to our financial results and represent a future organic growth opportunity for the Company.

         "This acquisition reflects the continuing opportunity we have to complement our organic growth through accretive acquisitions. In an environment of increasing patient admissions and reimbursement, the behavioral health industry remains highly fragmented. We believe our demonstrated ability to complete and integrate acquisitions positions us well to leverage this opportunity to produce additional profitable growth and increased stockholder value and to achieve our long-term goal of becoming the country's leading provider of inpatient psychiatric care."

         In conjunction with this announcement and assuming the completion of the proposed equity financing PSI announced today, a portion of the net proceeds of which will be used for additional accretive acquisitions, PSI establishes its guidance for 2004 earnings in a range of $0.86 to $0.90 per diluted share.

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (2)




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PSYS Signs Definitive Agreement
Page 2
November 3, 2003


the ability of PSI to improve the operations of acquired facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs, including the closing of the proposed equity financing PSI announced today; (5) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and (6) potential difficulties in integrating the operations of PSI with recently acquired operations, including the operations of AHC. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in its Registration Statement on Form S-2 filed on November 3, 2003, under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 23 owned or leased freestanding psychiatric inpatient facilities with more than 2,800 beds. The Company also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within general acute care hospitals owned by others.


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